EXHIBIT (23)(B)

Accountants' Consent

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 6, 1997, except for Notes
2 and 4(b) as to which the date is June 20, 1997, relating to the consolidated financial statements and schedule of Computone Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended April 4, 1997.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                                BDO Seidman, LLP

Atlanta, Georgia
January 20, 1998